Exhibit 99.1

Human Nutrition & Health | Animal Nutrition & Health | Specialty Products

Balchem Corporation Reports First Quarter 2025 Financial Results

Montvale, NJ, April 24, 2025 - Balchem Corporation (NASDAQ: BCPC) reported today financial results for its 2025 fiscal first quarter ended March 31, 2025. For the quarter, the Company reported net sales of $250.5 million, net earnings of $37.1 million, adjusted EBITDA(a) of $66.3 million, and free cash flow(a) of $31.0 million.

Ted Harris, Chairman, President and CEO of Balchem said, “The first quarter was an excellent start to the year for Balchem, with sales and earnings growth in all three segments. We delivered record net sales and adjusted EBITDA, strong net earnings, and solid first quarter cash flows.”

First Quarter 2025 Financial Highlights:
•Record net sales of $250.5 million, an increase of $10.9 million, or 4.5%, compared to the prior year quarter.
•GAAP net earnings were $37.1 million, an increase of 27.8%, from the prior year quarter.
•Record Adjusted EBITDA was $66.3 million, an increase of 8.9%, from the prior year quarter.
•GAAP earnings per share of $1.13 compared to $0.89 in the prior year quarter and adjusted earnings per share(a) of $1.22 compared to $1.03 in the prior year quarter.
•Cash flows from operations were $36.5 million, with free cash flow(a) of $31.0 million.
•Sales and earnings from operations growth in all three of our segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products.

Recent Highlights:
•In the first quarter, we launched Balchem's new corporate website. This innovative platform enhances user experience and provides comprehensive insights into our products and innovations. The new site features improved navigation, detailed product information, and resources for all stakeholders, including investors, customers, and employees. Additionally, we have introduced new product brand sites for Albion® Minerals, K2VITAL™, Optifolin+®, OptiMSM®, and VitaCholine®, which have an increased end-consumer orientation to aid in our efforts to build awareness and drive market penetration.
•On April 22, we released our 2024 Sustainability Report, highlighting our sustainability initiatives and accomplishments. Guided by our core values and our vision of making the world a healthier place, our Sustainability Report demonstrates our commitment to bringing innovative solutions for global health and nutrition needs, and to operate with excellence as strong stewards of our employees, customers, shareholders, and communities.

Mr. Harris said, “I am very pleased with how we have started 2025, both financially and strategically, with record Q1 financial results and solid progress being made on our strategic growth initiatives.”

Mr. Harris added, “These results highlight the strength and resilience of our business model which will undoubtedly serve us well as we maneuver through the changing global trade outlook that is impacting markets. We believe we are well positioned to continue to drive growth through this market volatility and we will remain nimble and flexible to adjust accordingly as market conditions evolve.”

5 Paragon Drive Montvale, NJ 07645 balchem.com	p.845.326.5600 f. 845.326.5702

Balchem Corporation (NASDAQ:BCPC)

Results for Period Ended March 31, 2025 (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$250,519	$239,659
Gross margin	88,168	81,514
Operating expenses	37,153	39,838
Earnings from operations	51,015	41,676
Interest and other expenses	3,075	4,826
Earnings before income tax expense	47,940	36,850
Income tax expense	10,887	7,864
Net earnings	$37,053	$28,986

Diluted net earnings per common share	$1.13	$0.89

Adjusted EBITDA(a)	$66,290	$60,866
Adjusted net earnings(a)	$40,017	$33,584
Adjusted net earnings per common share(a)	$1.22	$1.03

Shares used in the calculations of diluted and adjusted net earnings per common share	32,807	32,627

(a)	See “Non-GAAP Financial Information” for a reconciliation of GAAP and non-GAAP financial measures.

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Balchem Corporation (NASDAQ:BCPC)

Financial Results for the First Quarter of 2025:
The Human Nutrition and Health segment generated record sales of $158.5 million, an increase of $5.7 million, or 3.7%, compared to the prior year quarter. The increase was driven by higher sales within both the food ingredients and solutions businesses and the nutrients business. Record earnings from operations for this segment of $38.0 million increased $4.7 million, or 14.2%, compared to $33.3 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, record adjusted earnings from operations(a) for this segment were $41.0 million, compared to $38.5 million in the prior year quarter, an increase of 6.2%.
The Animal Nutrition and Health segment generated quarterly sales of $57.3 million, an increase of $3.4 million, or 6.2%, compared to the prior year quarter. The increase was driven by higher sales in the ruminant species markets, partially offset by lower sales in the monogastric species markets. First quarter earnings from operations for this segment of $5.2 million increased $3.2 million, or 154.2%, compared to $2.1 million in the prior year quarter, primarily due to the aforementioned higher sales and a favorable mix. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $5.5 million compared to $2.4 million in the prior year quarter, an increase of 126.5%.
The Specialty Products segment generated quarterly sales of $33.3 million, an increase of $1.7 million, or 5.3%, compared to the prior year quarter, due to higher sales in both the performance gases and plant nutrition businesses. Earnings from operations for this segment were $9.6 million, compared to $8.2 million in the prior year comparable quarter, an increase of $1.4 million, or 16.9%, driven by lower operating expenses and the aforementioned higher sales. Excluding the effect of non-cash expense associated with amortization of acquired intangible assets and other adjustments, adjusted earnings from operations for this segment were $10.5 million, compared to $9.3 million in the prior year quarter, an increase of 12.7%.
Consolidated quarterly gross margin of $88.2 million increased by $6.7 million, or 8.2%, compared to $81.5 million for the prior year comparable period. Gross margin as a percentage of sales was 35.2% as compared to 34.0% in the prior year period, an increase of 120 basis points, primarily due to a favorable mix. Operating expenses of $37.2 million for the quarter decreased $2.7 million from the prior year comparable quarter, primarily due to lower amortization expense and a decrease in compensation-related costs, partially offset by higher professional services.
Net interest expense was $2.9 million and $5.4 million in the first quarters of 2025 and 2024, respectively. The decrease in interest expense was primarily due to lower outstanding borrowings. Our effective tax rates for the three months ended March 31, 2025 and 2024 were 22.7% and 21.3%, respectively. The higher effective tax rate was primarily due to lower tax benefits from stock-based compensation.
First quarter cash flows provided by operating activities were $36.5 million and free cash flow was $31.0 million. The $200.7 million of net working capital on March 31, 2025 included a cash balance of $49.9 million. Significant cash payments during the quarter included a dividend payment of $28.3 million, capital expenditures and intangible assets acquired of $5.6 million, and repurchases of common stock of $5.3 million.
Ted Harris said, “The Balchem team delivered another strong quarter in Q1 of 2025. We remain confident in the long-term growth outlook for our company, despite the current global trade uncertainties, as we continue to focus on progressing our strategic growth initiatives over the course of the remainder of 2025 and beyond.”

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Balchem Corporation (NASDAQ:BCPC)

Quarterly Conference Call

A quarterly conference call will be held on Thursday, April 24, 2025, at 11:00 AM Eastern Time (ET) to review first quarter 2025 results. Ted Harris, Chairman, President and CEO and Martin Bengtsson, CFO will host the call. We invite you to listen to the conference by calling toll-free 1-877-407-8289 (local dial-in 1-201-689-8341), five minutes prior to the scheduled start time of the conference call. The conference call will be available for replay three hours after the conclusion of the call through end of day Thursday, May 8, 2025. To access the replay of the conference call, dial 1-877-660-6853 (local dial-in 1-201-612-7415), and use conference ID #13753034.

Segment Information

Balchem Corporation reports three business segments: Human Nutrition and Health, Animal Nutrition and Health, and Specialty Products. The Human Nutrition and Health segment delivers customized food and beverage ingredient systems, as well as key nutrients into a variety of applications across the food, supplement and pharmaceutical industries. The Animal Nutrition and Health segment manufactures and supplies products to numerous animal health markets. Through Specialty Products, Balchem provides specialty-packaged performance gases for use in healthcare and other industries, and also provides chelated minerals to the micronutrient agricultural market. Sales and production of products outside of our reportable segments and other minor business activities are included in "Other and Unallocated".

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our expectation or belief concerning future events that involve risks and uncertainties. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "forecast," "outlook," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the Company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the Company's business or that could cause actual results to differ materially are included in filings the Company makes with the U.S. Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K, and in its other SEC filings. Reference should be made to such factors and all forward-looking statements are qualified in their entirety by the above cautionary statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Jacqueline Yarmolowicz, Balchem Corporation (Telephone: 845-326-5600)

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Balchem Corporation (NASDAQ:BCPC)

Selected Financial Data (unaudited)
($ in 000’s)

Business Segment Net Sales:	Three Months Ended March 31,
	2025	2024
Human Nutrition and Health	$158,457	$152,744
Animal Nutrition and Health	57,277	53,921
Specialty Products	33,275	31,613
Other and Unallocated (b)	1,510	1,381
Total	$250,519	$239,659

Business Segment Earnings Before Income Taxes:	Three Months Ended March 31,
	2025	2024
Human Nutrition and Health	$37,974	$33,257
Animal Nutrition and Health	5,236	2,060
Specialty Products	9,585	8,199
Other and Unallocated (b)	(1,780)	(1,840)
Interest and other expenses	(3,075)	(4,826)
Total	$47,940	$36,850

(b) Other and Unallocated consists of a few minor businesses which individually do not meet the quantitative thresholds for separate presentation and corporate expenses that have not been allocated to a segment. Unallocated corporate expenses consist of transaction and integration costs of $489 and $440 for the three months ended March 31, 2025 and 2024, respectively.

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Balchem Corporation (NASDAQ:BCPC)

Selected Balance Sheet Items
(Dollars in thousands)	March 31, 2025	December 31, 2024
	(unaudited)

Cash and Cash Equivalents	$49,901	$49,515
Accounts Receivable, net	130,447	119,662
Inventories	144,926	130,802
Other Current Assets	14,965	13,791
Total Current Assets	340,239	313,770

Property, Plant and Equipment, net	283,753	282,154
Goodwill	793,087	780,030
Intangible Assets with Finite Lives, net	165,965	165,050
Right of Use Assets	17,276	17,050
Other Assets	17,235	17,317
Total Non-current Assets	1,277,316	1,261,601

Total Assets	$1,617,555	$1,575,371

Current Liabilities	$139,555	$157,685
Revolving Loan	190,000	190,000
Deferred Income Taxes	45,217	43,722
Other Long-Term Obligations	34,082	34,051
Total Liabilities	408,854	425,458

Stockholders' Equity	1,208,701	1,149,913

Total Liabilities and Stockholders' Equity	$1,617,555	$1,575,371

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Balchem Corporation (NASDAQ:BCPC)

Balchem Corporation
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net earnings	$37,053	$28,986
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	11,014	13,668
Stock compensation expense	3,810	4,750
Other adjustments	(105)	(949)
Changes in assets and liabilities	(15,315)	(13,067)
Net cash provided by operating activities	36,457	33,388

Cash flows from investing activities:
Capital expenditures and intangible assets acquired	(5,559)	(6,910)
Cash paid for acquisitions, net of cash acquired	(323)	—
Proceeds from the sale of assets	—	213
Investment in affiliates	(30)	(42)
Net cash used in investing activities	(5,912)	(6,739)

Cash flows from financing activities:
Proceeds from revolving loan	29,000	26,000
Principal payments on revolving loan	(29,000)	(34,000)
Principal payments on finance leases	(49)	(57)
Proceeds from stock options exercised	1,668	8,791
Dividends paid	(28,263)	(25,555)
Repurchases of common stock	(5,325)	(5,202)
Net cash used in financing activities	(31,969)	(30,023)

Effect of exchange rate changes on cash	1,810	(724)

Increase (decrease) in cash and cash equivalents	386	(4,098)

Cash and cash equivalents, beginning of period	49,515	64,447
Cash and cash equivalents, end of period	$49,901	$60,349

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Balchem Corporation (NASDAQ:BCPC)

Non-GAAP Financial Information

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures in this press release include adjusted gross margin, adjusted earnings from operations, adjusted net earnings and the related adjusted per diluted share amounts, EBITDA, adjusted EBITDA, adjusted income tax expense, and free cash flow. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain other items related to acquisitions, certain equity compensation, nonqualified deferred compensation plan expense (income), and certain one-time or unusual transactions. Detailed non-GAAP adjustments are described in the reconciliation tables below and also explained in the related footnotes. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Table 1
(unaudited)
Reconciliation of Non-GAAP Measures to GAAP
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Reconciliation of adjusted gross margin
GAAP gross margin	$88,168	$81,514
Amortization of intangible assets and finance leases (1)	693	704
Adjusted gross margin	$88,861	$82,218

Reconciliation of adjusted earnings from operations
GAAP earnings from operations	$51,015	$41,676
Amortization of intangible assets and finance leases (1)	4,112	6,402
Transaction and integration costs (2)	489	440
Nonqualified deferred compensation plan expense (3)	34	403
Adjusted earnings from operations	$55,650	$48,921

Reconciliation of adjusted net earnings
GAAP net earnings	$37,053	$28,986
Amortization of intangible assets and finance leases (1)	4,184	6,474
Transaction and integration costs (2)	489	440
Income tax adjustment (4)	(1,709)	(2,316)
Adjusted net earnings	$40,017	$33,584

Adjusted net earnings per common share - diluted	$1.22	$1.03

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Balchem Corporation (NASDAQ:BCPC)

Table 2
(unaudited)

Reconciliation of GAAP Net Earnings to EBITDA and to Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net earnings - as reported	$37,053	$28,986
Add back:
Provision for income taxes	10,887	7,864
Interest and other expenses	3,075	4,826
Depreciation and amortization	10,942	13,597
EBITDA	61,957	55,273
Add back:
Non-cash compensation expense related to equity awards	3,810	4,750
Transaction and integration costs (2)	489	440
Nonqualified deferred compensation plan expense (3)	34	403
Adjusted EBITDA	$66,290	$60,866

Table 3
(unaudited)

Reconciliation of GAAP Effective Income Tax Rate to Non-GAAP Effective Income Tax Rate
(Dollars in thousands)

	Three Months Ended March 31,
	2025	Effective Tax Rate	2024	Effective Tax Rate
GAAP Income Tax Expense	$10,887	22.7%	$7,864	21.3%
Impact of ASU 2016-09 (5)	590		708
Adjusted Income Tax Expense	$11,477	23.9%	$8,572	23.3%

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Balchem Corporation (NASDAQ:BCPC)

Table 4
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by operating activities	$36,457	$33,388
Capital expenditures and proceeds from the sale of assets	(5,421)	(6,573)
Free cash flow	$31,036	$26,815

(1) Amortization of intangible assets and finance leases: Amortization of intangible assets and finance leases consists of amortization of customer relationships, trademarks and trade names, developed technology, regulatory registration costs, patents and trade secrets, capitalized loan issuance costs, other intangibles acquired primarily in connection with business combinations, and finance leases. We record expense relating to the amortization of these intangibles and finance leases in our GAAP financial statements. Amortization expenses for our intangible assets and finance leases are inconsistent in amount and are significantly impacted by the timing and valuation of an acquisition. Consequently, our non-GAAP adjustments exclude these expenses to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

(2) Transaction and integration costs: Transaction and integration costs related to acquisitions and divestitures are expensed in our GAAP financial statements. Management excludes these items for the purposes of calculating Adjusted EBITDA and other non-GAAP financial measures. We believe that excluding these items from our non-GAAP financial measures is useful to investors because these are items associated with transactions that are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

(3) Nonqualified deferred compensation plan (income) expense: Gains and losses on rabbi trust assets related to our nonqualified deferred compensation plan are recorded in other (income) expense while the offsetting increases or decreases to the deferred compensation liability are recorded within earnings from operations. The increases and decreases in the deferred compensation liability are driven by market volatility and are not a true reflection of company performance. We believe excluding these amounts from our non-GAAP financial measures is useful to investors because these items are inconsistent in amount based on market conditions causing comparison of current and historical financial results to be difficult.

(4) Income tax adjustment: For purposes of calculating adjusted net earnings and adjusted diluted earnings per share, we adjust the provision for (benefit from) income taxes to tax effect the taxable and deductible non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. Additionally, the income tax adjustment is adjusted for the impact of adopting ASU 2016-09, “Improvements to Employee Share-Based Payment Accounting” and uses our non-GAAP effective rate applied to both our GAAP earnings before income tax expense and non-GAAP adjustments described above. See Table 3 for the calculation of our non-GAAP effective tax rate.

(5) Impact of ASU 2016-09: The primary impact of ASU No. 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"), was the recognition during the three months ended March 31, 2025 and 2024, of excess tax benefits as a reduction to the provision for income taxes and the classification of these excess tax benefits in operating activities in the consolidated statement of cash flows instead of financing activities. Management excludes this item for the purpose of calculating Adjusted Income Tax Expense. We believe that excluding the item in our non-GAAP financial measures is useful to investors because it is inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

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